Exhibit 10.15

[LOGO] DahSingBank                                    Dah Sing Financial Centre,
                                                      108 Gloucester Road,
                                                      Hong Kong

30th September, 2008

Private & Confidential

Concord Camera HK Limited
15/F., ADP Pentagon Centre,
98 Texaco Road,
Tsuen Wan,
N.T.

For kind attention of Mr. Paul Wong

Dear Sirs,

Re:  Banking Facility(ies)

We have the pleasure to inform you that we have revised the banking facility(ies) in your favour with the following terms and conditions outlined below:

     OPENING OF LETTER OF CREDIT
     &/OR DRAFT LOAN (30 DAYS)
     &/OR NEGOTIATING EXPORT LETTER OF
     CREDIT WITH LETTER OF GUARANTEE
     &/OR OUTWARD BILLS LOAN (30 DAYS)...........................USD1,000,000.00
                                                           (eqv HXD7,800,000.00)

Within this line, USD1,000,000.00(eqv HKD7,800,000.00) is available for Trust Receipt (120 days) &/or Invoice Financing (120 days) &/or Packing Loan (120 days) &/or Advance Against Receivable (120 days).

Interest Rate
Hong Kong Dollar          :  @1.5% p.a. over HK Inter-bank Offered Rate or
For United States Dollar  :  @1.5% p.a. over London Inter-Bank Offered Rate;
Foreign Currency          :  @1.5% p.a. over Dah Sing Bank's Base Rate.

     Notes

1. Maximum for Draft Loan and Trust Receipt under one transaction is not to exceed 120 days.

2. Letter of Credit commission, commission in lieu of exchange and HKD bills commission to be charged at:

     -    1/4% for the first USD50,000.00;

     -    1/16% for the balance

3. Packing loan is up to 80% of export Letter of Credit amount and tenor is set far 120 days from date of advance or expiry date of export Letter of Credit whichever is earlier.

                                                                       Cont.../-

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Telephone: 2507 8866     Cable: Dahsingbank Telex: 74063 DSB HX   Fax: 2598 5052
                            Website: www.dahsing.com

DahSingBank,Ltd

30th September, 2008

Concord Camera HK Limited

     4.   For Invoice Financing, it is restricted to the following suppliers:

            i.    Gauss Electronics Co. Limited

           ii.    Kin Sang Chemical Limited

          iii.    Shenzhen Laiyinda Industrial Co. Limited

           iv.    Golden Eagle (Tianjin) Electronics Co. Limited

     4. For Advance Against Receivable, advance is up to 90% of the sales invoices to the buyers and documents no need to send out through our Bank. It is also restricted to the buyer Boots (Retail Buying) Limited, England

     5. Any excess on bills line should be against earmarking its HKD current account or USD current account.

     TERMS & CONDITIONS:

     1) Against pledge of fixed deposit for not less than USD1,000,000.00 in the name of Concord Camera HK Limited.

     2) Audited financial statements should be submitted for our review not later than nine months after statement date.

     3)   Arrangement fee of HKD5,000.00 to be collected.

Other Terms and Conditions

The above credit facility(ies) is/are available for your acceptance and/or draw down within 2 months from the date hereof and is/are subject to complete collateral and/or documentation at all times.

The facility(ies) is/are subject to review at any time and also subject to our overriding right of withdrawal and repayment on demand. The facilities shall be subject to termination or cancellation at any time unconditionally by the Bank without giving any prior notice or reason therefor.

Any amount(s) which is(are) due but not paid on the due date(s) or any unauthorized overdraft (including overdraft after the expiry of relative 0/D limit) or overdraft exceeding the approved O/D limit will be subject to charge of overdue interest or unauthorized O/D interest at the Bank's then prevailing rate(s). Interest on 0/D may be compounded monthly. The Bank shall have the sole discretion to change such interest rate(s) from time to time.

The Borrower and/or Guarantor hereby undertakes to inform the Bank as soon as there is any change in the directorship or partners of the company or partnership.

                                                                       Cont.../-


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DahSingBank,Ltd

30th September, 2008

Concord Camera HK Limited

In respect of the Code of Banking Practice, we would draw to your attention that by accepting this Facility Letter, you have given your consent to our providing, from time to time, relevant information or documents in respect of the above facilities or any subsequent amendment/renewal thereof including but not limited to loan outstanding, statement of account, copy of contract evidencing the obligation guaranteed and copy of formal demand for overdue payments to the guarantor(s) or securities providers of the facilities.

Please note that Section 83 of the Banking Ordinance has imposed on us as a licensed bank certain limitations on advances to persons related to our directors and employees. In acknowledging this Facility Letter, you undertake to advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83. In the absence of such advice, we will assume that you are not so related. You are also requested to advise us in writing should you become so related subsequent to acknowledging this Facility Letter.

We offer full range of commercial banking services. As our valued clients, we are pleased to provide you with professional services and esteemed services at privileged offerings. The details of our contacts are as follows:

Corporate Card/ Purchasing Card         Catherine Chin            Tel: 8108-6382
Mandatory Provident Fund                Victor  Leung             Tel: 2507-8778
General Insurance                       Jack Ng                   Tel: 2808-5202

This supersedes all our previous letters concerning banking facilities.

Please confirm your acceptance of the above by signing and returning to us the duplicate copy of this letter at your earliest convenience.

                                                    WE HEREBY CONFIRM MY(OUR)
                                                    UNDERSTANDING AND ACCEPTANCE
                                                    OF THIS LETTER

Yours faithfully,                                   For and on behalf of
For and on behalf of                                CONCORD CAMERA HK LIMITED
Dah Sing Bank, Limited                              [Company Chop]

[ILLEGIBLE]                                         [ILLEGIBLE]
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Authorized Signature                                AUTHORISED SIGNATURE(S)
Commercial Banking Division                         (WITH CO. CHOP, IF ANY)
HL/3916-001/mm